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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-31117 of Roberts Realty Investors, Inc. (the "Company") on Form S-3 of our audit report dated February 28, 1997 (on the Company's financial statements for the year ended December 31, 1996) appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of the Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 30, 1998